CPAs & BUSINESS ADVISORS

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2018 relating to the consolidated financial statements of International Isotopes Inc., appearing in the Annual Report on Form 10-K of International Isotopes Inc. for the year ended December 31, 2017.

/s/ Eide Bailly LLP

Salt Lake City, Utah
November 14, 2018